UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 12, 2008

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Employment Agreement

On May 12, 2008, the Company’s wholly-owned operating subsidiary, Supreme Corporation, renewed and extended the employment contract (the “Contract”), effective May 1, 2008, with its President and Chief Executive Officer, Robert W. Wilson, providing for a term of three years with a minimum base salary of $200,000 per year (subject to increase by the determination of the Board of Directors) plus a pre-tax incentive bonus if earned under Supreme Corporation’s Bonus Payment Plan.  The Contract renews and extends an earlier employment contract between the parties effective January 1, 2006.  Other than the compensation provided for in the Contract, Mr. Wilson has no material relationship with the Company or any of its affiliates.  A copy of the Contract is being filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of the Contract is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Employment Contract between Supreme Corporation and Robert W. Wilson effective May 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: May 15, 2008	By:	/s/ Herbert M. Gardner
Herbert M. Gardner
Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Contract between Supreme Corporation and Robert W. Wilson effective May 1, 2008.